For Immediate Release
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Look
650-450-1008
mlook@omniture.com
Omniture Reports Second Quarter 2008 Financial Results
Revenues Increase 114% Year over Year
Organic Growth Exceeds 50%;
New Customer Average Contract Value Increases 74%
OREM, UT, July 23, 2008 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its second quarter ending June 30, 2008. In the second quarter of 2008, Omniture achieved record revenue of $71.6 million, an increase of 114% compared to revenue of $33.5 million reported for the same period a year ago and an increase of 13% compared to $63.2 million in the prior period. Non-GAAP revenue for the quarter was $74.9 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduces deferred revenue to its fair value.
“We are encouraged by our execution against our long-term goals, with continued growth in our top line and a track record of consistent non-GAAP profitability,” stated Josh James, CEO and co-founder of Omniture. “I am proud of the team’s execution in the integration of our acquisitions, the expansion of our customer base and the adoption of the additional products and services we are bringing to market. We believe Omniture is the only technology company focused on the needs of the CMO and we are committed to providing a world-class suite of products to independently measure and allocate advertising dollars as well as optimize the customer experience.”
Omniture’s GAAP net loss was $6.5 million or $0.09 per diluted share in the second quarter of 2008, as compared to a net loss of $4.1 million or $0.08 per diluted share in the second quarter of 2007. Non-GAAP net income was $7.3 million or $0.10 per diluted share for the second quarter 2008, compared to non-GAAP net income of $1.9 million or $0.03 per diluted share in the second quarter of 2007. Non-GAAP net income excludes the effect of acquisition-related adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and certain acquisition-related expenses and tax benefits.

Second quarter fiscal 2008 adjusted EBITDA was $13.7 million. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue.
During the second quarter of 2008, Omniture captured data from over 886 billion transactions and organically added over 250 new customers. Omniture now has nearly 4,700 customers worldwide. New customer relationships secured and announced in the second quarter include: AirChina , Circuit City, Classified Ventures, Commonwealth Bank of Australia, Constellation Energy Group, Finish Line, Gamefly.com, Homeaway.com, Malaysia Airlines, Owens Corning, Red Letter Days, Reliant Energy, Sega of America, Shutterfly, Telecom New Zealand, TV Guide Online, United Overseas Bank, Wal-Mart Brazil and Yahoo!Japan.
Guidance
•	Q3 FY 2008: GAAP revenue for the third quarter is expected to be in the range of $76 million to $78 million. GAAP net loss is expected to be in the range of $0.12 to $0.11 per share in the third quarter of 2008. Non-GAAP revenue for the company’s third quarter is expected to be in the range of $78.5 million to $80.5 million. Non-GAAP net income for the third quarter is expected to be between $0.10 to $0.11 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $14.5 million to $15.5 million.

•	Full Year FY 2008: GAAP revenue for the full year 2008 is expected to be in the range of $295 million to $300 million. GAAP net loss is expected to be in the range of $0.47 to $0.42 per share. Non-GAAP revenue for the company’s full year 2008 is expected to be in the range of $308 million to $313 million. Non-GAAP net income for the year is expected to be in the range of $0.41 to $0.46 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $59 million to $63 million for the full year.
Information for Conference Call to Discuss Q2 FY 2008 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 800-659-1942, or +1-617-614-2710 for international callers. The access code is 46327050. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 or +1-617-801-6888 for international callers. The access code is 52814764. The conference call will also be archived on the company’s corporate web site. Both the replay and archived webcast will be available until August 6, 2008.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the “Investor Relations” section of our corporate web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and tax benefits, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University. Omniture’s nearly 4,700 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com

Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for online business optimization services, including web analytics, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA, the integration of our acquisitions, the benefits of the acquisitions to customers, partners and stockholders, the extent to which our installed customer base will accept our new or acquired products and services and our strategy will be successful, the impact of recent acquisitions and partnerships on our business and our ability to effectively integrate our recent acquisitions. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, the potential that we or our customers or partners may not realize the benefits we currently expect from our recent acquisitions, risks that the expected financial effect of our recent acquisitions may not be realized, risks associated with the operation of our business or our industry in general, risks inherent in the integration and combination of complex products and technologies from our acquisitions, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand our international operations and to sell our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended March 31, 2008 and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Copyright (c) 2008 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.
(Financial Tables to Follow)

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended		% Increase
	June 30,		June 30,		(Decrease)
	2007	% of Revenues	2008	% of Revenues
Revenues:
Subscription, license and maintenance	$30,604	91%	$64,601	90%	111%
Professional services and other	2,875	9	7,019	10	144

Total revenues	33,479	100	71,620	100	114

Cost of revenues (1):
Subscription, license and maintenance	11,032	33	27,071	38	145
Professional services and other	1,717	5	3,627	5	111

Total cost of revenues	12,749	38	30,698	43	141

Gross profit	20,730	62	40,922	57	97
Operating expenses (1):
Sales and marketing	15,343	46	32,170	45	110
Research and development	3,969	12	8,849	12	123
General and administrative	5,873	17	11,815	17	101

Total operating expenses	25,185	75	52,834	74	110

Loss from operations	(4,455)	(13)	(11,912)	(17)	167
Interest income	835	2	343	1	(59)
Interest expense	(244)	(1)	(230)	—	(6)
Other (expense) income, net	(114)	—	47	—	(141)

Loss before provision for (benefit from) income taxes	(3,978)	(12)	(11,752)	(16)	195
Provision for (benefit from) income taxes	78	—	(5,291)	(7)	(6,883)

Net loss	$(4,056)	(12)%	$(6,461)	(9)%	59%

Net loss per share:
Net loss per share, basic and diluted	$(0.08)		$(0.09)		13%
Weighted-average number of shares, basic and diluted	49,791		71,720		44%

Adjusted EBITDA (2)	$5,071	15%	$13,701	19%	170%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$434	1%	$865	1%
Cost of professional services and other revenues	106	0	232	0
Sales and marketing	1,540	5	3,119	4
Research and development	687	2	1,512	2
General and administrative	1,052	3	2,423	4

Total stock-based compensation expenses	$3,819	11%	$8,151	11%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months Ended		Six Months Ended		% Increase
	June 30,		June 30,		(Decrease)
	2007	% of Revenues	2008	% of Revenues
Revenues:
Subscription, license and maintenance	$57,924	92%	$121,770	90%	110%
Professional services and other	4,708	8	13,063	10	177

Total revenues	62,632	100	134,833	100	115

Cost of revenues (1):
Subscription, license and maintenance	20,492	32	50,864	38	148
Professional services and other	2,995	5	6,761	5	126

Total cost of revenues	23,487	37	57,625	43	145

Gross profit	39,145	63	77,208	57	97
Operating expenses (1):
Sales and marketing	28,667	46	63,386	47	121
Research and development	7,112	11	18,650	14	162
General and administrative	10,259	17	22,629	16	121

Total operating expenses	46,038	74	104,665	77	127

Loss from operations	(6,893)	(11)	(27,457)	(20)	298
Interest income	1,471	3	1,291	1	(12)
Interest expense	(501)	(1)	(457)	—	(9)
Other (expense) income, net	(467)	(1)	44	—	(109)

Loss before provision for (benefit from) income taxes	(6,390)	(10)	(26,579)	(19)	316
Provision for (benefit from) income taxes	112	—	(7,176)	(5)	(6,507)

Net loss	$(6,502)	(10)%	$(19,403)	(14)%	198%

Net loss per share:
Net loss per share, basic and diluted	$(0.13)		$(0.28)		115%
Weighted-average number of shares, basic and diluted	48,772		70,450		44%

Adjusted EBITDA (2)	$9,043	14%	$25,898	19%	186%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$727	1%	$2,492	2%
Cost of professional services and other revenues	210	0	491	0
Sales and marketing	2,215	4	6,277	5
Research and development	1,070	2	3,840	3
General and administrative	1,482	2	4,202	3

Total stock-based compensation expenses	$5,704	9%	$17,302	13%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$33,479	$71,620	$62,632	$134,833
Acquisition-related adjustment to Instadia deferred revenue (1)	104	—	269	—
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	479	—	659	378
Acquisition-related adjustment to Offermatica deferred revenue (1)	—	161	—	537
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	—	3,117	—	8,738

Total revenues on a non-GAAP basis	$34,062	$74,898	$63,560	$144,486

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(4,056)	$(6,461)	$(6,502)	$(19,403)
Acquisition-related adjustment to deferred revenue (1)	583	3,278	928	9,653
Amortization of intangible assets (2)	1,460	7,893	2,301	14,806
Stock-based compensation	3,819	8,151	5,704	17,302
Imputed interest on patent license obligation (3)	51	62	120	125
Loss on foreign currency forward contract related to Instadia acquisition (4)	—	—	243	—
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (5)	—	(5,613)	—	(7,904)

Net income on a non-GAAP basis	$1,857	$7,310	$2,794	$14,579

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.08)	$(0.09)	$(0.13)	$(0.28)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.05	0.02	0.14
Amortization of intangible assets (2)	0.03	0.11	0.04	0.21
Stock-based compensation	0.08	0.12	0.12	0.25
Loss on foreign currency forward contract related to Instadia acquisition (4)	—	—	0.01	—
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (5)	—	(0.08)	—	(0.11)
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.01)	(0.01)	(0.02)

Diluted net income per share on a non-GAAP basis	$0.03	$0.10	$0.05	$0.19

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(4,056)	$(6,461)	$(6,502)	$(19,403)
Other (income) expense, net	(477)	(160)	(503)	(878)
Provision for (benefit from) income taxes	78	(5,291)	112	(7,176)

Loss from operations on a GAAP basis	(4,455)	(11,912)	(6,893)	(27,457)
Depreciation and amortization	5,124	14,184	9,304	26,400
Stock-based compensation	3,819	8,151	5,704	17,302
Acquisition-related adjustment to deferred revenue (1)	583	3,278	928	9,653

Adjusted EBITDA	$5,071	$13,701	$9,043	$25,898

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Cost of subscription, license and maintenance revenues	$1,023	$4,794	$1,586	$9,052
Sales and marketing	359	3,008	586	5,577
General and administrative	78	91	129	177

Total amortization of intangible assets	$1,460	$7,893	$2,301	$14,806

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in other expense, net in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in provision for (benefit from) income taxes in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Measures
(in millions, except per share data)
(unaudited)
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis

	Three Months Ended	Year Ended
	September 30, 2008	December 31, 2008
Total revenues on a GAAP basis	$76 to $78	$295 to $300
Acquisition-related adjustment to deferred revenue	2.5	13

Total revenues on a non-GAAP basis	$78.5 to $80.5	$308 to $313

Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share

	Three Months Ended	Year Ended
	September 30, 2008	December 31, 2008
Diluted net loss per share on a GAAP basis	$(0.12) to $(0.11)	$(0.47) to $(0.42)
Acquisition-related adjustment to deferred revenue	0.03	0.18
Stock-based compensation	0.12	0.48
Amortization of intangible assets	0.11	0.42
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities	(0.03)	(0.17)
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.03)

	$0.10 to $0.11	$0.41 to $0.46

Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA

	Three Months Ended	Year Ended
	September 30, 2008	December 31, 2008
Net loss on a GAAP basis	$(8.8) to $(7.8)	$(33.7) to $(29.7)
Other income, net	(0.1)	(1.2)
Benefit from income taxes	(2.0)	(11.1)

Loss from operations on a GAAP basis	(10.9) to (9.9)	(46.0) to (42.0)
Depreciation and amortization	14.6	58.0
Stock-based compensation	8.3	34.0
Acquisition-related adjustment to deferred revenue	2.5	13.0

Adjusted EBITDA	$14.5 to $15.5	$59.0 to $63.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2006	2006	2006	2006	2007	2007	2007	2007	2008	2008
Full-time employee headcount	312	324	323	353	465	531	578	713	985	1,045
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0	561.3	619.3	851.5	886.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenues by geography (in thousands):
Customers within the United States	$24,709	$52,024	$47,257	$98,108
Customers outside the United States	8,770	19,596	15,375	36,725

Total revenues	$33,479	$71,620	$62,632	$134,833

Revenues by geography as a percentage of total revenues:
Customers within the United States	74%	73%	75%	73%
Customers outside the United States	26	27	25	27

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Cash flows from operating activities:
Net loss	$(4,056)	$(6,461)	$(6,502)	$(19,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,124	14,184	9,304	26,400
Stock-based compensation	3,819	8,151	5,704	17,302
Non-cash tax benefit	—	(5,613)	—	(7,921)
Other non-cash transactions	10	(82)	253	(252)
Net changes in operating assets and liabilities:
Accounts receivable, net	(719)	(16,821)	(8,045)	(27,703)
Prepaid expenses and other assets	668	137	681	2,009
Accounts payable	727	(7,358)	4,214	6,224
Accrued and other liabilities	478	6,352	(1,019)	(2,011)
Deferred revenues	4,131	23,764	8,517	36,966

Net cash provided by operating activities	10,182	16,253	13,107	31,611

Cash flows from investing activities:
Purchases of investments	(71,846)	(9,945)	(83,846)	(19,831)
Proceeds from sales of investments	1,000	1,171	1,000	36,970
Maturities of investments	—	5,000	—	5,000
Purchases of property and equipment	(2,984)	(17,891)	(5,286)	(28,002)
Purchases of intangible assets	(946)	(437)	(2,574)	(2,874)
Payment related to loss on foreign currency forward contract	—	—	(337)	—
Business acquisitions, net of cash acquired	(11,867)	(7,851)	(38,131)	(59,721)

Net cash used in investing activities	(86,643)	(29,953)	(129,174)	(68,458)

Cash flows from financing activities:
Proceeds from exercise of stock options	490	3,975	1,149	6,081
Proceeds from employee stock purchase plan	—	—	99	125
Proceeds from issuance of common stock, net of issuance costs	143,104	—	143,104	—
Repurchases of vested restricted stock	—	(234)	—	(963)
Proceeds from issuance of notes payable	397	5,000	397	8,006
Principal payments on notes payable and capital lease obligations	(1,745)	(1,209)	(3,368)	(6,269)

Net cash used in financing activities	142,246	7,532	141,381	6,980
Effect of exchange rate changes on cash and cash equivalents	39	(49)	39	195

Net increase (decrease) in cash and cash equivalents	65,824	(6,217)	25,353	(29,672)
Cash and cash equivalents at beginning of period	27,816	54,310	68,287	77,765

Cash and cash equivalents at end of period	$93,640	$48,093	$93,640	$48,093

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	June 30,
	2007	2008
Assets:

Current assets:
Cash and cash equivalents	$77,765	$48,093
Short-term investments	56,924	14,951
Accounts receivable, net	51,971	98,244
Prepaid expenses and other current assets	3,663	3,675

Total current assets	190,323	164,963

Property and equipment, net	31,214	58,280
Intangible assets, net	50,769	146,907
Goodwill	94,960	426,839
Long-term investments	—	20,432
Other assets	3,457	2,427

Total assets	$370,723	$819,848

Liabilities and Stockholders’ Equity:

Current liabilities:
Accounts payable	$6,470	$14,065
Accrued liabilities	17,126	26,406
Current portion of deferred revenues	42,041	79,352
Current portion of notes payable	4,407	5,588
Current portion of capital lease obligations	246	237

Total current liabilities	70,290	125,648

Deferred revenues, less current portion	1,815	10,808
Notes payable, less current portion	2,948	7,656
Capital lease obligations, less current portion	173	95
Other liabilities	4,422	12,901
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	61	72
Additional paid-in capital	340,424	731,845
Deferred stock-based compensation	(1,182)	(772)
Accumulated other comprehensive income (loss)	40	(734)
Accumulated deficit	(48,268)	(67,671)

Total stockholders’ equity	291,075	662,740

Total liabilities and stockholders’ equity	$370,723	$819,848